As filed with the Securities and Exchange Commission on November 26, 1997

                                                      REGISTRATION NO. 333 -

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                           REGISTRATION STATEMENT AND
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT NO. 33-97566
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                      APPLIED SCIENCE AND TECHNOLOGY, INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                        04-2962110
    (State or other jurisdiction                            (I.R.S. Employer
  of incorporation or organization)                        Identification No.)

                   35 CABOT ROAD, WOBURN, MASSACHUSETTS 01801
                    (Address of Principal Executive Offices)

           APPLIED SCIENCE AND TECHNOLOGY, INC. 1987 STOCK OPTION PLAN APPLIED SCIENCE AND TECHNOLOGY, INC. 1993 STOCK OPTION PLAN, AS AMENDED
       APPLIED SCIENCE AND TECHNOLOGY, INC. 1994 FORMULA STOCK OPTION PLAN
                            (Full title of the plans)

                        RICHARD S. POST, PH.D., PRESIDENT
                      APPLIED SCIENCE AND TECHNOLOGY, INC.
                                  35 CABOT ROAD
                           WOBURN, MASSACHUSETTS 01801
                                 (781) 933-5560
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                       Proposed             Proposed
                                                        maximum              maximum
         Title of                  Amount to be      offering price         aggregate           Amount of
securities to be registered        registered(1)      per share(2)       offering price(2)   registration fee
-------------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value        1,250,000            $19.875           $21,150,015.00        $6,409.09
=============================================================================================================

(1) The number of shares of common stock, par value $.01 per share ("Common Stock"), stated above consists of the aggregate number of additional shares not previously registered which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the Applied Science and Technology, Inc. 1993 Stock Option Plan, as amended (the "1993 Option Plan"). The 1993 Option Plan, the Applied Science and Technology, Inc. 1987 Stock Option Plan, and the Applied Science and Technology, Inc. 1994 Formula Stock Purchase Plan are collectively referred to as the "Plans". The maximum number of shares which may be sold upon the exercise of such options granted under the Plans are subject to adjustment in accordance with certain anti-dilution and other provisions of said Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The Nasdaq Stock Market ("Nasdaq") as of a date (November 25, 1997) within 5 business days prior to filing this Registration Statement.
================================================================================

                                EXPLANATORY NOTE


         This Registration Statement and Post-Effective Amendment No. 1 relates, in part, to the registration of 1,250,000 additional shares of Common Stock authorized for issuance under the 1993 Option Plan, and the filing of a resale prospectus with respect to such shares. It also constitutes a Post-Effective Amendment for purposes of filing a resale prospectus with respect to 475,538 previously registered shares of Common Stock authorized for issuance under the Plans. These previously registered shares were registered on Registration Statement No. 33-97566. In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans. The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of shares of Common Stock which have been and/or may hereafter be issued upon the exercise of options which have been and/or may hereafter be granted under the Plans.

                                                                      PROSPECTUS


                      APPLIED SCIENCE AND TECHNOLOGY, INC.

                         308,000 SHARES OF COMMON STOCK
                            PAR VALUE $.01 PER SHARE
                         issued or issuable pursuant to
           Applied Science and Technology, Inc. 1987 Stock Option Plan
     Applied Science and Technology, Inc. 1993 Stock Option Plan, as amended
       Applied Science and Technology, Inc. 1994 Formula Stock Option Plan

                         -------------------------------

         The Shares of Common Stock, par value $.01 per share (the "Common Stock"), offered hereby (the "Shares") are shares which have been or may in the future be acquired upon grants or issued upon the exercise of stock options which have been or may in the future be granted under the Applied Science and Technology, Inc. 1987 Stock Option Plan, the Applied Science and Technology, Inc. 1993 Stock Option Plan, as amended, and the Applied Science and Technology, Inc. 1994 Formula Stock Option Plan (collectively, the "Plans"), to be sold by the stockholders of Applied Science and Technology, Inc., a Delaware corporation (together with its subsidiaries, "ASTeX" or the "Company"), referred to herein (the "Selling Stockholders"). The Company will not receive any of the proceeds from the sale of the Shares. Some or all of the Shares may be offered for sale from time to time by the Selling Stockholders or by pledgees, donees, transferees, or other successors in interest. Such sales may be made on one or more exchanges, in the over-the-counter market, or otherwise, at prices and on terms then prevailing, or at prices related to the then-current market price, or in negotiated transactions or otherwise, or by underwriters pursuant to an underwriting agreement in customary form, or in a combination of any such methods of sale. The Selling Stockholders and any broker-dealers (including underwriters) who may participate in a sale of the Shares may be deemed to be statutory underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the commissions paid or discounts or concessions allowed to any of such broker-dealers (including underwriters) by any person, as well as any profits received on the resale of the Shares if any of such broker-dealers (including underwriters) should purchase any Shares as a principal, may be deemed to be underwriting discounts and commissions under the Securities Act. All discounts, commissions or fees incurred in connection with the sale of the Shares offered hereby will be paid by the Selling Stockholders or by the purchasers of the Shares, except that the expenses of registering the Shares and preparing and filing this Prospectus with the Securities and Exchange Commission (the "Commission"), and of registering or qualifying the Shares under the blue sky laws of any jurisdiction necessary to permit the distribution as described in this Prospectus, will be paid by the Company.

         The Common Stock is listed on The Nasdaq Stock Market ("Nasdaq") under the symbol ASTX. On November 24, 1997, the closing sale price for the Common Stock of the Company, as reported by Nasdaq, was $20.00 per share.


                         -------------------------------

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
            PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE RISK
              FACTORS INDICATED UNDER "RISK FACTORS" ON PAGES 4-9.

                         -------------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES AUTHORITY
      NOR HAS THE COMMISSION OR ANY STATE SECURITIES AUTHORITY PASSED UPON
       THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------

                The date of this Prospectus is November 26, 1997.

                         -------------------------------


         No person has been authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Shares offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock offered hereby to any person in any jurisdiction where it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof.

                         -------------------------------

                              AVAILABLE INFORMATION

         The Company is subject to certain informational reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511, and at the New York Regional Office, 7 World Trade Center, Suite 1300, New York, NY 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov.

         The Company will provide without charge to each person, including beneficial owners, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Mr. John M. Tarrh, Senior Vice President, Applied Science and Technology, Inc., 35 Cabot Road, Woburn, Massachusetts 01801. The telephone number at this location is (781) 933-5560.

                         -------------------------------

                                TABLE OF CONTENTS


RISK FACTORS.................................................................4

THE COMPANY.................................................................10

SELLING STOCKHOLDERS........................................................11

PLAN OF DISTRIBUTION........................................................14

LEGAL MATTERS...............................................................14

EXPERTS.....................................................................15

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................15

PART II...................................................................II-1

                                  RISK FACTORS

         An investment in the shares being offered hereby involves a high degree of risk. In addition to the other information in this Prospectus or incorporated herein by reference, the following factors should be considered carefully in evaluating an investment in the shares of Common Stock offered by this Prospectus. This Prospectus contains and incorporates by reference forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Reference is made in particular to the discussion set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended June 28, 1997 (the "Form 10-K") and under "Business" in the Form 10-K, incorporated in this Prospectus by reference. Such statements are based on current expectations that involve a number of uncertainties including those set forth in the risk factors below. Actual results could differ materially from those projected in the forward-looking statements.

         COMPETITION; RISK OF TECHNOLOGICAL OBSOLESCENCE; UNCERTAINTY OF MARKET ACCEPTANCE OF NEW PRODUCTS AND APPLICATIONS. The advanced materials field, and particularly semiconductor production technology is undergoing rapid and significant technological change. The Company expects plasma processing technology to continue to develop rapidly. The Company's success will depend upon its ability to maintain a competitive position for its products in the marketplace. To do so, the Company must develop and enhance its technology and products to keep pace with rapid technological changes in production equipment and advanced materials processes. Many companies and academic institutions have developed and are capable of developing competing products based on technologies similar to the Company's or on other technologies. Many of these competitors are well-established, and several have or may acquire substantially greater financial, technical, manufacturing, marketing and other resources than the Company, and many have established success in the development, sale and service of competitive products. No assurance can be given that these or other firms will not develop new or enhanced products that are more effective than any that have been developed or may be developed by the Company. No assurance can be given that planned future products will realize market acceptance or will meet technical demands of current and potential customers.

         The Company believes that its ability to compete depends on elements both within and outside its control, including, but not limited to, the success and timing of new product development and new product introductions by the Company and its competitors, product performance and price, distribution and customer support. No assurance can be given that the Company will be able to compete successfully with respect to these factors. Although the Company believes that it may have certain technological and other advantages over its competitors, maintaining such advantages will require continued investment by the Company in research and development, sales and marketing and customer service and support. No assurance can be given that the Company will have sufficient resources to make such investments or that the Company will be able to achieve the technological advances necessary to maintain such competitive advantages. In addition, as the Company enters new markets, distribution channels, technical requirements and levels and bases of competition may be different than those in the Company's current markets and no assurance can be given that the Company will be able to compete favorably.

         DEPENDENCE ON SIGNIFICANT CUSTOMERS AND CONTRACTS. Applied Materials, Inc. ("Applied Materials") accounted for approximately 38% of the Company's consolidated total revenue in the fiscal year ended June 28, 1997 ("Fiscal 1997"). Phillips Medical Systems accounted for approximately 10% of the Company's total revenue in Fiscal 1997. No other customer accounted for more than 6% of total revenue in Fiscal 1997. Management considers the Company's relationship with each of its significant customers to be satisfactory and, although no assurance can be given, anticipates that each of these entities will continue to account for a significant portion of the Company's total revenue in the current fiscal year. The multi-year supply agreements with major customers, as well as certain government contracts, typically provide for cancellation or modification (for example, reduction of the amount of a purchase order) of the agreements with little or no penalty. A substantial reduction in orders from the Company's significant customers, the loss of these customers or the inability to attract orders from new customers would have a material adverse effect on the Company's operations and financial condition.

         NO ASSURANCE OF FUTURE PROFITABILITY. For Fiscal 1997, the year ended June 29, 1996 ("Fiscal 1996"), and the year ended July 1, 1995 ("Fiscal 1995"), the Company had net earnings of $937,759, a net loss of $7,296,775, and net earnings of $1,127,748, respectively. The results for Fiscal 1997, Fiscal 1996 and Fiscal 1995 may not necessarily be indicative of future results and no assurance can be given that the Company will operate profitably in the future.

         RISKS RELATING TO GROWTH AND EXPANSION. Rapid growth of the Company's business, which the Company intends to pursue aggressively through anticipated internal growth and possible acquisitions, but of which no assurance of success can be given, may significantly strain the Company's management, operational and technical resources. If the Company is successful in obtaining rapid market penetration of its products, the Company will be required to deliver increasing volumes of highly complex products and components to its customers on a timely basis at a reasonable cost to the Company. No assurance can be given that the Company's efforts to expand its manufacturing and quality assurance activities will be successful or that the Company will be able to satisfy increased commercial scale production on a timely and cost-effective basis. The Company's success will also depend, in part, upon its ability to provide its customers with engineering, manufacturing, marketing and other support. In addition to the levels of support currently provided, including the ability to modify its technology and products to meet end-user requirements, the Company will also be required to continue to improve its operational, management and financial systems and controls. Failure to manage growth could have a material adverse effect on the business of the Company.

         RISKS ASSOCIATED WITH ACQUISITIONS. In the normal course of business, the Company evaluates potential acquisitions of businesses, products and technologies that would complement or expand the Company's business. The Company also evaluates potential joint ventures or other collaborative projects. No assurance can be given that the Company will be able to successfully negotiate, finance or integrate any such acquired businesses, products or technologies or successfully engage in any joint ventures or collaborations. Furthermore, the integration of any acquired business may cause a diversion of management time and resources. No assurance can be given that the Company will enter into any acquisitions, joint ventures or other collaborative projects in the future, and no assurance can be given that any acquisition, joint venture or collaborative project, when consummated, will not materially adversely affect the Company.

         LIQUIDITY AND CAPITAL RESOURCES. The expansion of the Company's current business involves significant financial risk and capital investment. No assurance can be given that financing will be available in the future to meet the needs of the Company for additional investment capital.

         PATENTS AND PROPRIETARY INFORMATION. The Company's patent and trade secret rights are of material importance to the Company and its future prospects because the Company relies on these rights to protect proprietary technology. The Company's patents pertain to microwave plasma processes and devices or reactive gas generation devices. The Company currently owns sixteen U.S. patents and one Canadian patent, and has three patent applications in various stages of preparation and filing. The earliest of the issued patents considered material by the Company expires in 2004. As a qualifying small business, the Company has retained commercial ownership rights to proprietary technology developed under various U.S. government contracts and grants, including SBIR contracts. No assurance can be given as to the issuance of additional patents or, if so issued, as to their scope and validity. Patents granted may not provide meaningful protection from competitors. Even if a competitor's products were to infringe patents owned by the Company, it would be costly for the Company to enforce its rights in an infringement action and would divert funds and other resources from the Company's operations. Furthermore, no assurance can be given that the Company's products or processes will not infringe any patents or other intellectual property rights of third parties. If the Company's products or processes do infringe the rights of third parties, no assurance can be given that the Company can obtain a license from the intellectual property owner on commercially reasonable terms or at all.

         The Company relies on trade secrets that it seeks to protect, in part, through confidentiality agreements with employees, consultants and its customers and potential customers. No assurance can be given that these agreements will not be breached, that the Company will have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known to or independently developed by competitors. As the Company intends to enforce its patents, trademarks and copyrights and protect its trade secrets, it may be involved from time to time in litigation to determine the enforceability, scope and validity of these rights. Any such litigation could result in substantial cost to the Company and diversion of effort by the Company's management and technical personnel.

         ATTRACTION AND RETENTION OF KEY PERSONNEL AND DEPENDENCE UPON FOUNDERS. The success of the Company will depend, in large part, upon its ability to attract, recruit and retain highly qualified scientists, as well as highly skilled and experienced management and technical personnel. No assurance can be given that the Company will be able to hire and retain such personnel. The Company is dependent in particular upon the services of Richard S. Post, its President, and John M. Tarrh and Donald K. Smith, its Senior Vice Presidents, all of whom are co-founders of the Company. Although the Company maintains key person life insurance of $2 million on its President and $1 million on each of its Senior Vice Presidents and is the sole beneficiary of these policies, the loss of any of their services would have a material adverse effect on the Company. In addition, the Company believes that its success will depend in large part on its ability to continue to attract and retain qualified management, scientific and marketing personnel. Competition for such personnel is intense, and no assurance can be given that the personnel the Company may need will be available in the future.

         DEPENDENCE UPON FOREIGN SALES AND FOREIGN SUPPLIERS. During Fiscal 1997 and Fiscal 1996, sales to foreign customers accounted for approximately 21.0% and 18.7%, respectively, of the Company's total revenue. In addition, the Company relies on foreign suppliers for certain components. The Company is subject to risks associated with foreign customers and suppliers in general, including political instability, embargoes, shipping delays, custom duties, import and export quotas and other trade restrictions, all of which could have a material adverse effect on the Company's operations, or could have a significant adverse impact on the Company's ability to deliver its products on a competitive and timely basis. The Company may experience difficulties in collecting accounts receivable and in obtaining or enforcing judgments with respect to receivables outside the U.S. The Company's foreign sales are typically made in U.S. dollars. A strengthening in the dollar relative to the currencies of those countries where the Company does business would increase the prices of its products as stated in those currencies, and may adversely affect the Company's sales in those countries. To the extent the Company lowers its prices to reflect a change in exchange rates, the profitability of the Company's business in those markets may be adversely affected. In the past, there have been significant fluctuations in the exchange rates between the dollar and the currencies in those countries in which the Company does business.

         POTENTIAL DILUTIVE EFFECT OF WARRANTS AND OPTIONS. The Company presently has outstanding the following securities which entitle the holders thereof to purchase shares of Common Stock at prices per share that are less than the present market price per share of the Common Stock: (i) 170,000 warrants to purchase 170,000 shares of Common Stock (the "Representative's Warrants"), which were issued to the representative of the underwriters (the "Representative") of the Company's initial public offering (the "IPO"), (ii) 170,000 warrants, identical to those that were issued to investors in the Company's IPO (the "IPO Warrants"), to purchase 85,000 shares of Common Stock (the "Representative's IPO Warrants"), which Representative's IPO Warrants are issuable to the Representative upon exercise of the Representative's Warrants, and (iii) 699,764 options (the "Options") to purchase 699,764 shares of Common Stock (collectively, the Representative's Warrants, Representative's IPO Warrants and Options are sometimes hereinafter referred to as the "Convertible Securities"). Holders of Convertible Securities may be given an opportunity to benefit from a rise in the market price of the Common Stock. So long as any of these Convertible Securities remain outstanding, the terms upon which the Company could obtain additional capital may be adversely affected. The holders of these Convertible Securities can be expected to exercise them at a time when the market price of the Common Stock is in excess of the exercise price of the Convertible Securities, and such exercise and the subsequent sale of Common Stock could reduce the market price for the Common Stock and result in dilution to the then outstanding shares of Common Stock.

         SIGNIFICANT INFLUENCE BY MANAGEMENT. Certain of the Company's executive officers and directors and their affiliates control the vote of approximately 19.5% of the outstanding shares of Common Stock prior to the exercise of any outstanding options and warrants. As a result, such persons may be able to significantly influence all matters requiring approval by the stockholders of the Company, including the election of directors.

         NO ACTIVE PUBLIC MARKET; POSSIBLE VOLATILITY OF TRADING PRICES FOR COMMON STOCK. Although the Common Stock is quoted on Nasdaq, no assurance can be given that an active public market in such securities will be sustained. The trading prices of the Common Stock could be subject to wide fluctuations in response to the Company's operating results, announcements by the Company or others of developments affecting the Company or its competitors or customers and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years, particularly in the securities of smaller technology companies. These fluctuations have had a substantial effect on the market prices for many companies, often unrelated to the operating performances of the specific companies, and similar events in the future may adversely affect the market prices of the Common Stock.

         ANTI-TAKEOVER MEASURES; POSSIBLE ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER PROVISIONS; POSSIBLE ISSUANCE OF PREFERRED STOCK. The Company, as a Delaware corporation, is subject to the General Corporation Law of the State of Delaware, including Section 203, an anti-takeover law enacted in 1988. In general, the law restricts the ability of a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. As a result of the application of Section 203 and certain provisions in the Company's Certificate of Incorporation and By-laws, as amended, potential acquirors of the Company may find it more difficult or be discouraged from attempting to effect an acquisition transaction with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

         The Company is authorized to issue up to 1,000,000 shares of Preferred Stock, $.01 par value per share. The issuance of any Preferred Stock could affect the rights of the holders of Common Stock, and therefore, reduce the value of the Common Stock. In particular, specific rights granted to future holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by present owners and preventing holders of Common Stock from realizing a premium on their shares and may adversely affect the voting power of holders of the Common Stock.

         SHARES ELIGIBLE FOR FUTURE SALE. As of November 25, 1997 the Company had 5,633,978 shares of Common Stock outstanding, of which 5,622,978 shares are freely tradeable and 1,101,288 shares which are owned by certain of the Company's executive officers and directors are currently eligible for sale under Rule 144 ("Rule 144") of the Securities Act of 1933, as amended (the "Securities Act"). The 1,101,288 shares of Common Stock owned by certain of the Company's executive officers and directors are subject to the volume trading limitations under Rule 144.

         Ordinarily, under Rule 144, a person holding restricted securities for a period of one year may, every three months, sell in ordinary brokerage transactions or in transactions directly with a market maker an amount equal to the greater of one percent of the Company's then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits sales by a person who is not an affiliate of the Company and who has satisfied a two-year holding period to sell without any quantity limitation. Future sales under Rule 144 or Rule 701 may have a depressive effect on the market price of the Common Stock should a public market develop for such stock.

         The Company has reserved an aggregate of 2,332,558 shares of Common Stock for issuance to employees, officers, directors and consultants pursuant to its 1987 Stock Option Plan, 1993 Stock Option Plan and 1994 Formula Stock Option Plan (the "Plans"). To date, options to purchase 1,181,392 shares have been granted under the Plans, of which 281,987 have been exercised, 199,641 have been canceled and 699,764 are currently outstanding. The Company has also reserved for issuance 255,000 shares of Common Stock underlying the Representative's Warrants and the Representative's IPO Warrants underlying the Representative's Warrants. All shares underlying the Company's Plans are registered and, upon exercise, are freely tradable subject to volume trading limitations under Rule
144. The existence of outstanding Convertible Securities may affect the price at which the Company's Common Stock may be sold. In addition, the exercise of any Convertible Securities may further dilute the net tangible book value of the Common Stock, and the holders of the Convertible Securities may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company.

         LIMITATION ON OFFICERS' AND DIRECTORS' LIABILITIES UNDER DELAWARE LAW. Pursuant to the Company's Certificate of Incorporation, as amended, as authorized under applicable Delaware law, directors of the Company are not liable for monetary damages for breach of fiduciary duty, except in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit. In addition, the Company's bylaws provide that the Company must indemnify its officers and directors to the fullest extent permitted by Delaware law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors of the Company.

         NO DIVIDENDS. The Company has not paid dividends to its stockholders since its inception and does not plan to pay dividends in the foreseeable future. The Company's current credit and term loan facility arrangements restrict the Company's ability to declare cash dividends without the bank's prior written consent. The Company intends to reinvest earnings, if any, in the development and expansion of its business. Any declaration of dividends will be at the election of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions, bank lending requirements, and other pertinent factors.

                                   THE COMPANY

         Applied Science and Technology, Inc. (the "Company") is a leading provider of innovative production technology for the manufacture of advanced semiconductor devices. The Company's products are typically used in plasma production techniques in which gases are heated to form a plasma that chemically interacts with a substrate material. Based on its estimates of the market, management believes that the Company is a leading worldwide supplier of plasma equipment to its markets.

         The Company provides patented and proprietary components and subsystems, as well as engineering and scientific expertise, to semiconductor capital equipment manufacturers ("SCEMs") for semiconductor production. This equipment performs essential process steps and includes plasma sources and subsystems and specialty power sources and subsystems for photoresist stripping, passivation, etching, thin film deposition and surface cleaning; and ozone generators and subsystems for low-temperature deposition of insulting layers in integrated circuits. The Company's major customers include Applied Materials, GaSonics International, Inc., Lam Research Corporation, and Watkins-Johnson Company. Their customers (IBM, Intel, Motorola, et al.) use the Company's equipment to manufacture the latest generation of advanced memory devices and microprocessors, such as Pentium and PowerPC chips.

         The Company markets the same underlying core technology for medical, electro-optic and synthetic diamond applications. Products include specialty power sources covering the power delivery spectrum including direct current ("DC"), radio frequency ("RF"), and microwave generators. These are sold to medical capital equipment manufacturers ("MCEM"s) for use in magnetic resonance imaging ("MRI"), medical equipment sterilization, and medical lasers. The Company provides specialty power supplies for digital projection applications in the electro-optics market, and for laser marking.

         Outside of the semiconductor market, the Company's plasma processing equipment is used to produce synthetic diamond using a chemical vapor deposition ("CVD") process. Diamond is an ideal material for a wide variety of uses because of its extreme hardness, excellent thermal conductivity, and other unique properties. Based on its estimates, management believes that the Company continues to be the leading commercial equipment supplier to this market.

         Management's expansion strategy is to continue to develop, manufacture and market systems, components and process technologies that meet its customers' needs for new applications of plasma processing for existing semiconductor and specialty power supply markets as well as for potential new markets. These markets include semiconductor and medical equipment component manufacturing, electro-optics and advanced materials, including CVD diamond. The Company's plan is to seek to significantly expand revenues through anticipated internal growth as well as through potential acquisitions. No assurance can be given that the Company will be able to successfully identify possible acquisition candidates, complete such acquisitions, and successfully integrate these businesses into the Company's operations.

         The Company was incorporated in Delaware on January 12, 1987. As used in this Prospectus, unless otherwise indicated, the "Company" refers to Applied Science and Technology, Inc., a Delaware corporation and the Company's wholly owned subsidiaries, ETO, Inc., a Nevada corporation, Newton Engineering Service, Inc., a Massachusetts corporation, ASTeX/Gerling Laboratories, Inc., a California corporation, Applied Science and Technology, GmbH, a German corporation, and ASTeX Sorbios GmbH, a German corporation. The Company's corporate offices are located at 35 Cabot Road, Woburn, Massachusetts 01801 and its telephone number is (781) 933-5560.

                              SELLING STOCKHOLDERS

         The Selling Stockholders are offering hereby Shares which have been or may hereafter be acquired by them upon the exercise of options granted under the Plan. The names of additional Selling Stockholders and the number of Shares offered hereby by them may be added to this Prospectus from time to time by an addendum or supplement to this Prospectus. Other persons who acquire Shares from the Selling Stockholders may also be identified as Selling Stockholders by means of an addendum or supplement to this Prospectus.

         The following table sets forth certain information with respect to the Selling Stockholders as of November 25, 1997.


                             Number of                                      Shares to be
                             Shares                Number of                Beneficially
                             Beneficially          Shares to                Owned After
Name                         Owned(1)              Be Offered(2)            Offering(3)
----                         ------------          -------------            ------------
                                                                         Number      Percent
                                                                         ------      -------

Richard S. Post              420,435(4)            81,400                390,035     6.85%
Donald K. Smith              297,452(5)            47,000                280,452     4.96%
John M. Tarrh                277,658(6)            25,400                268,758     4.77%
Michel de Beaumont            48,012(7)            16,000                 36,012       *
John R. Bertucci              62,000(8)            16,000                 50,000       *
Robert R. Anderson            63,000(9)            12,000                 55,000       *
Hans-Jochen Kahl               8,000(10)           12,000                      0       --
Brian R. Chisholm              8,600(11)           40,600                      0       --
Michael C. DeLuca              4,000(12)           20,000                      0       --
Timothy Coutts                34,631(13)           37,600                 21,031       *


---------------
*Less than 1% of the outstanding Common Stock

(1) Includes all shares of Common Stock owned by the Selling Stockholder and Shares of Common Stock which the Selling Stockholder has the right to acquire, through the exercise of options, including those granted under the Plans, within 60 days after November 25, 1997.

(2) Includes certain shares of Common Stock acquired by the Selling Stockholder pursuant to the exercise of options granted under the Plans and all shares of Common Stock which the Selling Stockholder has the right to acquire, through the exercise of options granted under the Plans, whether or not such right has yet become exercisable or will become exercisable within 60 days after November 25, 1997.

(3) Includes shares of Common Stock owned by the Selling Stockholder and Shares of Common Stock which the Selling Stockholder has the right to acquire, through the exercise of options, within 60 days after November 25, 1997, other than those shares registered pursuant hereto. Assumes all shares registered pursuant hereto will be sold, although there can be no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Common Stock offered by them pursuant to this Prospectus. Also assumes that no other shares are acquired or transferred by the Selling Stockholder.

(4) Dr. Post serves as Chief Executive Officer, President and Chairman of the Board of Directors of the Company and his total is comprised of: (i) 373,035 shares of Common Stock owned directly by Dr. Post; (ii) 5,000 shares of Common Stock owned by Dr. Post as custodian for his two children; (iii) 12,000 shares of Common Stock owned by Dr. Post's wife; (iv) 3,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 5,000 shares, at an exercise price of $11.125 per share, which expires on July 2, 2000; (v) 10,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 25,000 shares, at an exercise price of $12.625 per share, which expires on December 28, 2000; (vi) 12,000 shares of Common Stock issuable upon the exercise of the vested portion of options to purchase up to an aggregate of 30,000 shares, at an exercise price of $9.625 per share, each option expires on August 5, 2001; (vii) 1,400 shares of Common Stock issuable upon the exercise of an option, at an exercise price of $7.625 per share, which expires on November 20, 2001; and (viii) 4,000 shares of Common Stock issuable upon exercise of the vested portion of an option to purchase up to 13,478 shares, at an exercise price of $16.75 per share, which expires on June 30, 2002. Dr. Post's total does not include 6,522 shares of Common Stock issuable upon exercise of an unvested option, at an exercise price of $16.75, which expires on June 30, 2002.

(5) Dr. Smith serves as Senior Vice President of Advanced Technology and as a Director of the Company and his total is comprised of: (i) 280,452 shares of Common Stock owned directly by Dr. Smith; (ii) 1,200 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 2,000 shares, at an exercise price of $11.125 per share, which expires on July 2, 2000; (iii) 6,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 15,000 shares, at an exercise price of $12.625 per share, which expires on December 28, 2000; (iv) 6,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 15,000 shares at an exercise price of $9.625 per share, which expires on August 5, 2001; (v) 1,000 shares of Common Stock issuable upon the exercise of an option, at an exercise price of $7.625 per share, which expires on November 20, 2001; and (vi) 2,800 shares of Common Stock issuable upon exercise of the vested portion of options to purchase up to an aggregate of 14,000 shares, at an exercise price of $16.75 per share, each option expires on June 30, 2002.

(6) Mr. Tarrh serves as Senior Vice President of Finance and as a Director of the Company and his total is comprised of: (i) 267,882 shares of Common Stock owned directly by Mr. Tarrh; (ii) an aggregate of 876 shares of Common Stock owned by Mr. Tarrh's wife and minor son; (iii) 600 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 1,000 shares, at an exercise price of $11.125 per share, which expires on July 2, 2000; (iv) 2,800 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 7,000 shares at an exercise price of $12.625 per share, which expires on December 28, 2000; (v) 2,600 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 6,500 shares at an exercise price of $9.625 per share, which expires on August 5, 2001; (vi) 900 shares of

Common Stock issuable upon the exercise of an option at a price of $7.625 per share, which expires on November 20, 2001; and (vii) 2,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 10,000 shares, at an exercise price of $16.75 per share, which expires on June 30, 2002. Mr. Tarrh's total does not include 12,500 shares of Common Stock held by Mr. Tarrh's father and sisters, in which Mr. Tarrh disclaims any beneficial interest.

(7) Mr. de Beaumont serves as a Director of the Company and his total is comprised of: (i) 36,012 shares of Common Stock held by various trust arrangements, of which Mr. de Beaumont is a beneficiary; (ii) 4,000 shares of Common Stock issuable upon the exercise of an option, at an exercise price of $7.06 per share, which expires on November 17, 2004; and (iii) 8,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 12,000 shares, at an exercise price of $16.00 per share, which expires on November 15, 2005.

(8) Mr. Bertucci serves as a Director of the Company and his total is comprised of: (i) 15,000 shares of Common Stock owned directly by Mr. Bertucci; (ii) 35,000 shares of Common Stock held by MKS Instruments, Inc., of which Mr. Bertucci is the majority shareholder; (iii) 8,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 12,000 shares, at an exercise price of $16.00 per share, which expires on November 15, 2005; and (iv) 4,000 shares of Common Stock issuable upon the exercise of an option, at an exercise price of $7.06 per share, which expires on November 17, 2004.

(9) Mr. Anderson serves as a Director of the Company and his total is comprised of: (i) 45,000 shares of Common Stock held in a trust, of which Mr. Anderson is a trustee and a beneficiary; (ii) 10,000 shares of Common Stock held in a trust for the benefit of a child of Mr. Anderson, of which Mr. Anderson is the trustee; and (iii) 8,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 12,000 shares, at an exercise price of $16.00 per share, which expires on November 15, 2005.

(10) Mr. Kahl serves as a Director of the Company and his total is comprised of 8,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 12,000 shares, at an exercise price of $16.00 per share, which expires on November 15, 2005.

(11) Mr. Chisholm serves as the Senior Vice President of Operations of the Company and his total is comprised of: (i) 600 shares of Common Stock issuable upon the exercise of an option at an exercise price of $7.625 per share, which expires on November 20, 2001; (ii) 6,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 30,000 shares, at an exercise price of $9.00 per share, which expires on November 25, 2001; and
(iii) 2,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 10,000 shares, at an exercise price of $16.75 per share, which expires June 30, 2002.

(12) Mr. DeLuca serves as the Vice President of Manufacturing of the Company and his total is comprised of: (i) 4,000 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 20,000 shares, at an exercise price of $11.50 per share, which expires on April 30, 2002.

(13) Mr. Coutts serves as the President of ETO, Inc., a wholly owned subsidiary of the Company, and his total is comprised of: (i) 6,529 shares of Common Stock owned directly by Mr. Coutts; (ii) 14,502 shares of Common Stock held in escrow for the benefit of Mr. Coutts in connection with the Company's acquisition of ETO, Inc., which shares will be released upon satisfaction of certain escrow obligations; (iii) 8,000 shares of Common Stock issuable upon exercise of the vested portion of an option to purchase up to 20,000 shares, at an exercise price of $12.625 per share, which expires on December 31, 2000; (iv) 3,200 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 8,000 shares, at an exercise price of $9.625 per share, which expires on August 5, 2001; (v) 600 shares of Common Stock issuable upon the exercise of an option at an exercise price of $7.625 per share, which expires on November 20, 2001; and (vi) 1,800 shares of Common Stock issuable upon the exercise of the vested portion of an option to purchase up to 9,000 shares, at an exercise price of $16.75 per share, which expires on June 30, 2002.

                              PLAN OF DISTRIBUTION

         The Shares may be offered and sold from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest. Such offers and sales may be made from time to time on one or more exchanges or in the over-the-counter market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The Shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (e) privately negotiated transactions; and (f) a combination of any such methods of sale. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Stockholders or from purchasers in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

         In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144") may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Company and the Selling Stockholders may enter into customary agreements concerning indemnification and the provision of information in connection with the sale of the Shares.

         There is no assurance that any of the Selling Stockholders will offer for sale or sell any or all of the Common Stock covered by this Prospectus.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 887 shares of Common Stock of the Company.

                                     EXPERTS

         The consolidated financial statements of Applied Science and Technology, Inc., and subsidiaries as of June 28, 1997 and June 29, 1997, and for each of the years in the three year period ended June 28, 1997 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

                  (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 28, 1997.

                  (b) The description of Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-22646) filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference in this Prospectus and to be deemed a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 28, 1997.

         (b) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-22646), filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Members of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and certain members of their families and trusts for their benefit own an aggregate of approximately 887 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Incorporated herein by reference from the Registrant's Registration Statement on Form S-8, No. 33-97566.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         (4.1) Certificate of Incorporation, as amended (Filed as Exhibit 3a to the Registrant's Registration Statement on Form SB-2, No. 33-69098-B, and incorporated herein by reference).

         (4.2) Certificate of Amendment of Certificate of Incorporation (Filed as Exhibit 3b to the Registrant's Registration Statement on Form SB-2, No. 33-69098-B, and incorporated herein by reference).

         (4.3) By-Laws, as amended (Filed as Exhibit 3c to the Registrant's Registration Statement on Form SB-2, No. 33-69098-B, and incorporated herein by reference).

         (4.4) Form of Common Stock Certificate (Filed as Exhibit 4a to the Registrant's Registration Statement on Form SB-2, No. 33-69098-B, and incorporated herein by reference).

         (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         (23.1) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

         (23.2)   Consent of KPMG Peat Marwick LLP.

         (24) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

         (99.1) Applied Science and Technology, Inc. 1987 Stock Option Plan (Filed as Exhibit 4a to the Registrant's Registration Statement on Form S-8, No. 33-97566, and incorporated herein by reference).

         (99.2) Applied Science and Technology, Inc. 1993 Stock Option Plan, as amended (Filed as Exhibit 10a to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 28, 1997, and incorporated herein by reference).

         (99.3) Applied Science and Technology, Inc. 1994 Formula Stock Option Plan (Filed as Exhibit 4c to the Registrant's Registration Statement on Form S-8, No. 33-97566, and incorporated herein by reference).


ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement and Post-Effective Amendment No. 1 to Registration Statement No. 33-97566 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on November 25, 1997.

                                    APPLIED SCIENCE AND TECHNOLOGY, INC.



                                    By: /s/ Richard S. Post
                                        ----------------------------------------
                                        Richard S. Post, Ph.D., President


         Each person whose signature appears below constitutes and appoints Richard S. Post and John M. Tarrh, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and Post-Effective Amendment No. 1 to Registration Statement No. 33-97566 on Form S-8 of Applied Science and Technology, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                               Title                                   Date
             ---------                               -----                                   ----


/s/ Richard S. Post                       Chairman of the Board, Chief              November 25, 1997
----------------------------------        Executive Officer and President
Richard S. Post, Ph.D.                    (principal executive officer)


/s/ John M. Tarrh                         Chief Financial Officer, Senior           November 25, 1997
----------------------------------        Vice President of Finance and
John M. Tarrh                             Director (principal financial and
                                          accounting officer)


/s/ Donald K. Smith                       Senior Vice President of Advanced         November 25, 1997
----------------------------------        Technology and Director
Donald K. Smith

/s/ Michel De Beaumont                    Director                                  November 25, 1997
----------------------------------
Michel de Beaumont


/s/ John R. Bertucci                      Director                                  November 25, 1997
----------------------------------
John R. Bertucci


/s/ Robert R. Anderson                    Director                                  November 25, 1997
----------------------------------
Robert R. Anderson


/s/ Hans-Jochen Kahl                      Director                                  November 25, 1997
----------------------------------
Hans-Jochen Kahl

                      APPLIED SCIENCE AND TECHNOLOGY, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT


Exhibit                                                                                          Sequential
Number            Description                                                                      Page No.
------            -----------                                                                    ----------

4.1               Certificate of Incorporation, as amended (Filed as Exhibit 3a to the
                  Registrant's Registration Statement on Form SB-2, No. 33-69098-B, and
                  incorporated herein by reference).

4.2               Certificate of Amendment of Certificate of Incorporation (Filed as Exhibit
                  3b to the Registrant's Registration Statement on Form SB-2, No.
                  33-69098-B, and incorporated herein by reference).

4.3               By-Laws, as amended (Filed as Exhibit 3c to the Registrant's Registration
                  Statement on Form SB-2, No. 33-69098-B, and incorporated herein by reference).

4.4               Form of Common Stock Certificate (Filed as Exhibit 4a to the Registrant's
                  Registration Statement on Form SB-2, No. 33-69098-B, and incorporated herein by reference).

5                 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the
                  legality of shares being registered.

23.1              Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.(included in opinion of counsel filed as Exhibit 5).

23.2              Consent of KPMG Peat Marwick LLP.

24                Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

99.1              Applied Science and Technology, Inc. 1987 Stock Option Plan (Filed as
                  Exhibit 4a to the Registrant's Registration Statement on Form S-8, No.
                  33-97566, and incorporated herein by reference).

99.2              Applied Science and Technology, Inc. 1993 Stock Option Plan, as
                  amended (Filed as Exhibit 10a to the Registrant's Annual Report on Form
                  10-K for the fiscal year ended June 28, 1997, and incorporated herein by reference).

99.3              Applied Science and Technology, Inc. 1994 Formula Stock Option Plan
                  (Filed as Exhibit 4c to the Registrant's Registration Statement on Form
                  S-8, No. 33-97566, and incorporated herein by reference).

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